EX-99.j.2

POWER OF ATTORNEY

The undersigned in their capacity as Trustees and Officers of The Olstein Funds (the “Registrant”), do hereby appoint Robert A. Olstein, Erik K. Olstein and Michael Luper, and each of them, or jointly the true and lawful attorney and agent to execute in his name, place and stead (in such capacity) any and all post-effective amendments to the Registrant’s Registration Statement and all instruments necessary or desirable in connection therewith, to attest the seal of the Registrant thereon and to file the same with the U.S. Securities and Exchange Commission.  Each of said attorneys and agents have power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and approving the act of said attorneys and agents and each of them.

The undersigned Trustees and Officers hereby execute this Power of Attorney as of this 9th day of July, 2015.

Name	Title

/s/ Robert A. Olstein	Trustee, Chairman and President
Robert A. Olstein

/s/ Erik K. Olstein	Trustee, Secretary and Assistant Treasurer
Erik K. Olstein

/s/ Michael Luper	Chief Accounting Officer and Treasurer
Michael Luper

/s/ Fred W. Lange	Trustee
Fred W. Lange

/s/ John R. Lohr	Trustee
John R. Lohr

/s/ D. Michael Murray	Trustee
D. Michael Murray

/s/ Lawrence K. Wein	Trustee
Lawrence K. Wein

/s/ Daniel G. Nelson	Trustee
Daniel G. Nelson